Exhibit 10.19

Name:
Number of Shares of Stock subject to Option:
Price Per Share:	$
Date of Grant:

PLANET FITNESS, INC.

2015 OMNIBUS INCENTIVE PLAN

NON-STATUTORY STOCK OPTION AGREEMENT

This agreement (the “Agreement”) evidences a stock option granted by Planet Fitness, Inc. (the “Company”) to the undersigned (the “Optionee”), pursuant to and subject to the terms of the Planet Fitness, Inc. Omnibus Incentive Plan (as amended from time to time, the “Plan”).

1. Grant of Stock Option. The Company grants to the Optionee on the date set forth above (the “Date of Grant”) an option (the “Stock Option”) to purchase, on the terms provided herein and in the Plan, the number of shares of Stock set forth above (the “Shares”) with an exercise price per Share as set forth above, in each case subject to adjustment pursuant to Section 7 of the Plan in respect of transactions occurring after the date hereof.

The Stock Option evidenced by this Agreement is a non-statutory option (that is, an option that does not qualify as an incentive stock option under Section 422 of the Code) and is granted to the Optionee in connection with the Optionee’s employment by the Company and its qualifying subsidiaries. For purposes of the immediately preceding sentence, “qualifying subsidiary” means a subsidiary of the Company as to which the Company has a “controlling interest” as described in Treas. Regs. §1.409A-1(b)(5)(iii)(E)(1).

2. Meaning of Certain Terms. Except as otherwise defined herein, all capitalized terms used herein have the same meaning as in the Plan.

3. Vesting; Method of Exercise; Treatment of the Stock Option upon Cessation of Employment.

(a)	Vesting. As used herein with respect to the Stock Option or any portion thereof, the term “vest” means to become exercisable and the term “vested” as applied to any outstanding Stock Option (or any portion thereof) means that the Stock Option is then exercisable, subject in each case to the terms of the Plan. Unless earlier terminated, forfeited, relinquished or expired, the Stock Option will vest as to [•] of the Shares subject to the Stock Option on each of [•]. The number of Shares that vest on any of the foregoing dates will be rounded down to the nearest whole Share, with the Stock Option becoming vested as to 100% of the Shares on the final vesting anniversary date. Notwithstanding the foregoing, Shares subject to the Stock Option shall not vest on any vesting anniversary date unless the Optionee has remained in continuous Employment from the Date of Grant through such vesting anniversary date.

(b)	Exercise of the Stock Option. No portion of the Stock Option may be exercised until such portion vests. Each election to exercise any vested portion of the Stock Option will be subject to the terms and conditions of the Plan and shall be in writing, signed by the Optionee or a permitted transferee, if any (or in such other form as is acceptable to the Administrator). Each such exercise election must be received by the Company at its principal office or by such other party as the Administrator may prescribe and be accompanied by payment in full as provided in the Plan. The exercise price may be paid (i) by cash or check acceptable to the Administrator, (ii) to the extent permitted by the Administrator, through a broker-assisted cashless exercise program acceptable to the Administrator, (iii) by such other means, if any, as may be acceptable to the Administrator, or (iv) by any combination of the foregoing permissible forms of payment. In the event that the Stock Option is exercised by a person other than the Optionee, the Company will be under no obligation to deliver the Shares unless and until it is satisfied as to the authority of such person to exercise the Stock Option and compliance with applicable securities laws. The latest date on which the Stock Option or any portion thereof may be exercised will be the 10th anniversary of the Date of Grant (the “Final Exercise Date”). If the Stock Option is not exercised by the Final Exercise Date, the Stock Option or any remaining portion thereof will thereupon immediately terminate.

(c)	Treatment of the Stock Option upon Cessation of Employment. If the Optionee’s Employment ceases, the Stock Option, to the extent not already vested will be immediately forfeited, and any vested portion of the Stock Option that is then outstanding will be treated as follows:

(i) Subject to clauses (ii) and (iii) below, the Stock Option to the extent vested immediately prior to the cessation of the Optionee’s Employment will remain exercisable until the earlier of (A) three months following the date of such cessation of Employment, or (B) the Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(i) will thereupon immediately terminate.

(ii) Subject to clause (iii) below, the Stock Option, to the extent vested immediately prior to the cessation of the Optionee’s Employment due to his or her death or due to the termination of the Optionee’s Employment by the Company due to his or her Disability, will remain exercisable until the earlier of (A) one year following the date of such cessation of Employment, or (B) the

Final Exercise Date, and except to the extent previously exercised as permitted by this Section 3(c)(ii) will thereupon immediately terminate.

(iii) The Stock Option (whether or not vested) will terminate and be forfeited immediately prior to the cessation of Optionee’s Employment if the Optionee’s Employment is terminated for Cause or if the cessation of the Optionee’s Employment occurs in circumstances that in the sole determination of the Administrator would have constituted grounds for the Participant’s Employment to be terminated for Cause.

4. Forfeiture; Recovery of Compensation.

(a)	The Administrator may cancel, rescind, withhold or otherwise limit or restrict the Stock Option at any time if the Optionee is not in compliance with all applicable provisions of this Agreement and the Plan.

(b)	By accepting the Stock Option, the Optionee expressly acknowledges and agrees that his or her rights and those of any permitted transferee of the Stock Option, under the Stock Option, including to any Stock acquired under the Stock Option or proceeds from the disposition thereof, are subject to Section 6(a)(5) of the Plan (including any successor provision). Nothing in the preceding sentence shall be construed as limiting the general application of Section 8 of this Agreement.

5. Transfer of Stock Option. The Stock Option may not be transferred except as expressly permitted under Section 6(a)(3) of the Plan.

6. Withholding. The Optionee expressly acknowledges and agrees that the Optionee’s rights hereunder, including the right to be issued Shares upon exercise, are subject to the Optionee promptly paying to the Company in cash (or by such other means as may be acceptable to the Administrator in its discretion) all taxes required to be withheld. No Shares will be transferred pursuant to the exercise of this Stock Option unless and until the person exercising this Stock Option has remitted to the Company an amount sufficient to satisfy any federal, state or local withholding tax requirements, or has made other arrangements satisfactory to the Company with respect to such taxes. The Optionee authorizes the Company and its Affiliates to withhold such amounts from any amounts otherwise owed to the Optionee, but nothing in this sentence shall be construed as relieving the Optionee of any liability for satisfying his or her obligations under the preceding provisions of this Section.

7. Effect on Employment. Neither the grant of the Stock Option, nor the issuance of Shares upon exercise of the Stock Option, will give the Optionee any right to be retained in the employ or service of the Company or any of its Affiliates, affect the right of the Company or any of its Affiliates to discharge or discipline such Optionee at any time, or affect any right of such Optionee to terminate his or her Employment at any time.

8. Provisions of the Plan. This Agreement is subject in its entirety to the provisions of the Plan, which are incorporated herein by reference. A copy of the Plan as in effect on the Date of Grant has been furnished to the Optionee. By acceptance of the Stock Option, the Optionee agrees to be bound by the terms of the Plan and this Agreement. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall control.

9. Acknowledgements. The Optionee acknowledges and agrees that (i) this Agreement may be executed in two or more counterparts, each of which shall be an original and all of which together shall constitute one and the same instrument, (ii) this agreement may be executed and exchanged using facsimile, portable document format (PDF) or electronic signature, which, in each case, shall constitute an original signature for all purposes hereunder and (iii) such signature by the Company will be binding against the Company and will create a legally binding agreement when this Agreement is countersigned by the Optionee.

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IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer.

PLANET FITNESS, INC.

By:
Name: Title:

Dated: Acknowledged and Agreed:

By
[Optionee’s Name]